Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Florida Business Bancgroup, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FLORIDA BUSINESS BANCGROUP, INC.

March 22, 2004

Dear Fellow Shareholders:

We are pleased to invite you to Florida Business BancGroup Inc.’s 2004 Annual Meeting of Shareholders. This year’s Annual Meeting will be held at The Palma Ceia Country Club, 1601 South MacDill Avenue, Tampa, Florida 33629, on Tuesday, April 27, 2004, at 4:00 p.m.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting, primarily the election of Class I directors, the adoption of an amendment to our employee stock option plan and the ratification of the selection of our independent auditors. Our directors and officers will be present at the Annual Meeting to respond to your questions and discuss our performance and future plans.

Regardless of the number of shares that you own, your vote is very important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity.

On behalf of our Board of Directors and employee team, we look forward to seeing you at the Annual Meeting.

Sincerely,

A. Bronson Thayer Chairman and Chief Executive Officer

FLORIDA BUSINESS BANCGROUP, INC.

NOTICE OF THE ANNUAL MEETING OF SHAREHODLERS

TO BE HELD ON APRIL 27, 2004

The 2004 Annual Meeting of Shareholders of Florida Business BancGroup, Inc. (“FBBI”) will be held at the Palma Ceia Country Club, 1601 South MacDill Avenue, Tampa, Florida 33629, on April 27, 2004, at 4:00 p.m. At the Annual Meeting, the following items will be presented and voted upon:

I	The election of four Class I members of our Board of Directors;

II	The amendment of our 2000 Key Employee Stock Compensation Program;

III	The ratification of the selection of Hacker, Johnson & Smith, P.A. as our independent auditors in 2004;

IV	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing item; and

The transaction of any other business that properly comes before the Annual Meeting, or any other business that properly comes before the Annual Meeting, or any adjournment thereof.

FBBI’s Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the postage pre-paid, pre-addressed envelope which is enclosed. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

By Order of the Board of Directors,

A. Bronson Thayer Chairman and Chief Executive Officer

Tampa, Florida

March 22, 2004

FLORIDA BUSINESS BANCGROUP, INC.

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Annual Meeting

DATE:	April 27, 2004
TIME:	4:00 p.m. (Eastern Time)
LOCATION:	The Palma Ceia County Club Tampa, Florida 33609

Solicitation and Voting of Proxies

This Proxy Statement and the accompanying Proxy Card or voting instruction form is furnished to our shareholders of record as of March 15, 2004. By this mailing, the Board of Directors is soliciting proxies for use at the Annual Meeting. Our Form 10-KSB is enclosed with this Proxy Statement and provides important information about our business, including audited financial statements. These documents are first being mailed to our shareholders on or about March 22, 2004.

It is important that your shares be represented by proxy or that you be present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently intend to attend the Annual Meeting, we request that you also submit a Proxy Card or instruction form. This will ensure that your shares are voted if you later cannot attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the direction given therein. Our Board of Directors recommends that you vote:

“FOR” the election of the four Class I director nominees;

“FOR” the amendment of our 2000 Key Employee Stock Compensation Program;

“FOR” the ratification of the selection of Hacker, Johnson & Smith, P.A. as our independent auditors in 2004; and

“FOR” the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing items.

If you do not indicate a preference, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card or voting instruction form confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting or any adjournment thereof.

Voting Procedures

Only holders of record of our common stock at the close of business on March 15, 2004, the record date, will be entitled to vote at the Annual Meeting. The number of record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitutes a quorum. As of the record date, 2,439,750 shares of our common stock were outstanding, held by approximately 275 shareholders. Each share or common stock entitles its owner to one vote upon each matter to come before the meeting.

In accordance with Florida law and our Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will not be counted as voting in favor of any proposal brought before the Annual Meeting.

If your shares are held by a brokerage firm, under certain circumstances it may vote your shares. Such entities have authority to vote their customers’ share on certain routine matters, including the election of directors. When a firm votes its customers’ shares on routine matters, those shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A firm cannot vote its customers’ shares on non-routine matters. Accordingly, those shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Item II, the Amendment of the 2000 Key Employee Stock Compensation Program is considered to be a non-routine matter.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the Proxy Card in the enclosed postage-paid, pre-addressed envelope.

If you own shares through a bank or brokerage firm, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” form the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your share in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation of Proxy

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted by delivering to our Corporate Secretary a written notice of revocation or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy form the brokerage firm and voting in person at the Annual Meeting.

Principal Stockholders

The following table contains information regarding the only person, other than our directors and executive officers listed below, known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock as of the record date.

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Percent of Class
Estate of Gordon A. Cain 8 Greenway Plaza, Suite 702 Houston, TX 77019	200,000	8.20%

(1)	Includes shares for which the named person:

•	Has sole voting and investment power;

•	Has shared voting and investment power with a spouse; or

•	Holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising warrants or stock options.

Beneficial Stock Ownership of Directors and Executive Officers

The following table contains information regarding the current beneficial ownership of each director nominee, continuing director and non-director executive officer of our common stock as of the record date. The percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire.

[Table to follow this page]

Name and Address of Beneficial Owner	Number of Shares Owned (3)		Right to Acquire (4)	Percent of Class
Johnny R. Adcock(1) 116 Flores de Avila Tampa, FL 33613	25,000		2,500	1.13%

John C. Bierley(1) 5414 Lykes Lane Tampa, FL 33611	70,000	(5)	12,000	4.89

Gregory W. Bryant(1) (2) 13023 Whisper Sound Drive Tampa, FL 33618	10,000		51,000	2.45

Frank G. Cisneros(1) 4918 Lyford Cay Road Tampa, FL 33629	88,300	(6)	12,000	4.09

Lawrence H. Dimmitt, III(1) 1015 Bay Esplanade Clearwater Beach, FL 33756	72,500		12,000	3.45

Jeff Huenink(1) 2758 Heron Place Clearwater, FL 33762	20,000		5,000	1.02

Robert A. Monroe(1) 1206 Parrilla de Avila Tampa, FL 33613	25,000		5,000	1.23

Eric M. Newman(1) 401 Royal Poinciana Drive Tampa, FL 33609	50,000	(7)	12,000	2.53

Eiji Sadato(1) 1463 Oakfield Drive, Suite 126 Brandon, FL 33511	60,000	(8)	2,500	2.56

A. Bronson Thayer(1) (2) Post Office Box 429 Thonotossassa, FL 33592	106,000	(9)	12,000	4.81

Marti J. Warren(2) 3107 Lakestone Drive Tampa, FL 33618	0		14,500	0.59

Directors and Executive Officers	526,800		131,500	25.60%

As a Group (11 persons)

(1)	Director.
(2)	Executive officer.
(3)	Includes shares for which the named person:

•	Has sole voting and investment power;

•	Has shared voting and investment power with a spouse; or

•	Holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising stock options.
(5)	Includes 55,000 shares owned by Mr. Bierley’s spouse.
(6)	Includes 7,700 shares owned by Mr. Cisneros’ spouse’s IRA.
(7)	Is an officer and shareholder of the general partner of a limited partnership that owns 25,000 shares.
(8)	Includes 30,000 owned by a controlled corporation.
(9)	Includes 50,000 shares owned by Mr. Thayer’s spouse.

PROPOSAL I

ELECTION OF CLASS I DIRECTORS

The Board of Directors is presently comprised of ten members. At the Annual Meeting, shareholders will elect four Class I directors to hold office until the 2007 Annual Meeting of Shareholders, or until their respective successors have been elected and qualified. Shares of our common stock that are represented by properly executed proxies will be voted for the nominees named below unless otherwise specified on a Proxy Card or voting instruction form. We are not aware that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for another nominee or nominees our Board selects, unless the Board vote to reduce the size of the Board to the actual number of nominees. To the best of our knowledge, no nominee is being proposed for election pursuant to any agreement between that person and any other person.

The four nominees, Johnny R. Adcock, Jeff Huenink, Eiji Sadato, and A. Bronson Thayer, have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

Information relating to the business experience, age and beneficial ownership of common stock of each director nominee is set forth below.

DIRECTOR NOMINEES

CLASS I DIRECTORS

TERMS TO EXPIRE IN 2007

Johnny R. Adcock, age 59: Mr. Adcock has been Chief Executive Officer of Adcock Financial Group since 1990. Mr. Adcock received a degree in Business Administration from Auburn University in 1967 and became a member of the American Society of Charter Life Underwriters in 1972. Mr. Adcock formerly served as Chairman of the Board of Directors of the Northside Bank of Tampa and from 1987 to 1996, and has served on the Board of Directors of the Tampa Sports Authority. Mr. Adcock has been a Director with Florida Business BancGroup since April 2000.

Jeff Huenink, age 47: Mr. Huenink was born in Chicago, Illinois and currently resides in Clearwater, Florida. A graduate of the University of south Florida, Mr. Huenink is a Partner in Inland Homes and serves as a director of TransWorld Electronics, a manufacturer of computer chips. Mr. Huenink is also President of Sun Services of America, Inc. Mr. Huenink has been a Director with Florida Business BancGroup since April 2000.

Eiji Sadato, age 36: Mr. Sadato was born in Kobe, Japan and presently resides in Valrico, Florida. Mr. Sadato has been the President of Tampa Bay International Sports School, Inc. since 1988 and the Executive Vice President of Sungreene, Inc., a sports marketing and real estate development company since 1997. Mr. Sadato has been a Director with Florida Business BancGroup since April 2000.

A. Bronson Thayer, age 64: Mr. Thayer is the Chief Executive Officer and Chairman of the Board of Florida Business BancGroup and Chairman of the Board of Bay Cities Bank and has held those positions since the inception of both companies. Mr. Thayer was Managing Director of the Investment Counsel Company from 1997 to 2001. Prior to that, he was Chairman and Chief Executive Officer of First Florida Banks, Inc. He has also served as Executive Vice President and Chief Financial Officer of Lykes Bros., Inc. and as Vice President of Dominick & Dominick, Inc. Mr. Thayer is a graduate of Harvard College and received his MBA form New York University. He currently serves as a director of Lykes Bros., Inc and as a member of its Governance and Finance and Strategic Planning Committees. Mr. Thayer has also served on the Boards of the Jacksonville Branch of the Federal Reserve Bank of Atlanta, LTV Corp. and American Ship Building. He is also a director of Bok Tower Gardens and Foundation, and serves on its Executive and Investment Committees. Mr. Thayer has been a resident of Hillsborough County, Florida since 1972.

CONTINUING DIRECTORS

CLASS II DIRECTORS

TERMS EXPIRING IN 2005

John C. Bierley, age 67: Mr. Bierley has been a partner in the firm of Smith, Clark, Delesie, Bierley, Mueller & Kadyk, specializing in international law, since 1997. Prior to that, Mr. Bierley was a partner in the firm of MacFarlaine, Ferguson & McMullen. He received his Bachelor of Arts and Juris Doctorate from the University of Florida. Mr. Bierley is also President of Dixie Hill Farms, Inc., and a director of Cayman National Corp. and Istac 54. He has also been a director of Cayman National Bank, Ltd. since 1973. Mr. Bierley was previously a director of Gulf Bay Bank of Florida from 1988 to 1992 and SouthTrust Bank of West Florida from 1992 to 1995. Mr. Bierley has been a Director with Florida Business BancGroup and Bay Cities Bank since their inception.

Robert A. Monroe, age 67: Mr. Monroe has been the President of Leonine Workshop, Inc., a sales, marketing and diversity-issues consulting firm in Tampa, Florida since 1995. Prior to his affiliation with Leonine, Mr. Monroe spent 31 years with Joseph E. Seagram & Sons, Inc., where he held numerous sales and marketing position, culminating in this serving as Executive Vice President, Diversity, reporting directly to the President and Chief Executive Officer. He received a bachelor of Business Administration from Hofstra University, Long Island, New York. Mr. Monroe is active in a wide variety of Tampa Bay civic and charitable activities, including the Tampa Bay Male Club and the Tampa Bay Performing Arts Center. Mr. Monroe has been a Director with Florida Business BancGroup since April 2000.

Eric M. Newman, age 55: Mr. Newman is President of J.C. Newman Cigar Company and Fuento and Newman Premium Cigars, Ltd. and has been with that company for over 25 years. Mr. Newman actively serves in the community as the President of the Cigar Manufacturers Association of Tampa, and as a member of the Board of the Merchants Association of Florida and the Cigar Association of America. Mr. Newman was also selected as a community Hero to carry the 1996 Olympic Torch. Mr. Newman received a Bachelor of Arts degree from the University of the South, and a Masters of Business Administration from Emory University. Mr. Newman also has business interests in the Luis Martinez Cigar Company and SERCO Company. Mr. Newman has been a resident of Hillsborough County, Florida since 1954. Mr. Newman has been a Director with Florida Business BancGroup since its inception.

CLASS III DIRECTORS

TERMS EXPIRING IN 2006

Gregory W. Bryant, age 40: Mr. Bryant has been the President of Florida Business BancGroup and the President and Chief Executive Officer of Bay Cities Bank since January 2001. He first joined Bay Cities Bank as its Executive Vice President and Senior Lender in October 1999. Immediately prior to that, he was an account executive with GE Capital. From 1986 to 1999, Mr. Bryant was with SouthTrust Bank, were he attained the position of Senior Vice President, Manager of Metro Banking. He received a Bachelor of Science from Jacksonville State University and graduated from the University of Colorado’s Graduate School of Banking in 1998. Mr. Bryant is active in the Idlewild Baptist Church and other Tampa civic activities.

Frank G. Cisneros, age 61: Mr. Cisneros currently serves as President of West Shore Holdings, Inc. and as a director of Certified Record Management, LLC, World Trade Center Tampa, Pan American Interactive and American Telenetry, LLC. Mr. Cisneros was President and Chief Executive Officer of Marman USA, Inc. from 1953 until 2001. Prior to that, he served as Chairman of the Board of Micro-Flo Co., Inc. Mr. Cisneros attended the University of Villanova, Havana, Cuba, and is a graduate of the University of Tampa. He was a former director of the Gulf Bay Bank of Tampa and SouthTrust Bank of West Florida and served as the director of the Society of International Business Fellows. He has also served on the Board of Governors of the Greater Tampa Chamber of Commerce as a board member of the United Way of Tampa, the American Red Cross and the Jesuit High School Foundation. Mr. Cisneros currently serves a Trustee for the Academy of the Holy Names Foundation, Museum of Science and Industries (MOSI), the Henry B. Platt Museum, and was King XVII of the Krewe of the Knights of Saint Yago. Mr. Cisneros has been a resident of Hillsborough County, Florida since 1961. Mr. Cisneros has been a Director with Florida Business BancGroup since its inception.

Lawrence H. Dimmitt, III, age 57: The Dimmitt family has been in the automobile dealership business in Clearwater, Florida for over 75 years. Mr. Dimmit has been the owner and operator of Dimmitt Chevrolet for over 25 years. He received his undergraduate degree from the University of the South and attended graduate school at Emory University. Mr. Dimmitt serves on the Chevrolet National Dealer Council and has served as President of the Clearwater Auto Dealer’s Association. He is a past director of Bank of Clearwater and First Florida Bank of Clearwater. Mr. Dimmitt is a lifelong resident of Pinellas County, Florida. Mr. Dimmitt has been a Director with Florida Business BancGroup since its inception.

Your Board of Directors Recommends that Shareholders Vote “For” the Election of Four Class I Director Nominees.

BOARD OF DIRECTORS

Meetings

During the year ended December 31, 2003, Florida Business BancGroup’s Board of Directors held four meetings. All of our directors attended at least 75% of the total meetings of the Board of Directors and those Board committees on which they served, except for Jeff Huenink who attended 50% of such meetings.

Committees

We have two standing committees, the Audit Committee and the Compensation Committee. Their duties are described below. We do not have a standing Nominating Committee. To date, our Board of Directors has acted as Nominating Committee for the annual selection of nominees for the election of directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited such recommendations nor has it to date established any director nominee criteria or shareholder nominee procedures. The Board of Directors is reviewing the requirements of new Securities and Exchange Commission rules to determine if a Nominating Committee should be established and to set forth our company’s position regarding shareholder nominations.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are focused on three areas:

•	The adequacy of Florida Business BancGroup’s internal controls and financial reporting process and the reliability of Florida Business BancGroup’s financial statements.

•	The performance of Florida Business BancGroup’s internal auditors and the independence and performance of Florida Business BancGroup’s independent auditors.

•	Florida Business BancGroup’s compliance with legal and regulatory requirements.

The Audit Committee met with management periodically to consider the adequacy of Florida Business BancGroup’s internal controls and the objectivity of their financial reporting. These matters were discussed with Florida Business BancGroup’s independent auditors.

The Audit Committee met with the independent auditors without management present. The independent auditors have unrestricted access to the members of the Audit Committee. The Audit Committee also recommends to the Board of Directors the appointment of the independent auditors and periodically reviews their performance, fees and independence from management.

The Board of Directors has determined that none of the members of the Audit Committee has a relationship to Florida Business BancGroup’s that may interfere with their independence from the company and our management.

No member of our Audit Committee has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by SEC Rules. The Board has determined that, given the size of our organization and the number of competitors in our marketplace, obtaining an “audit committee financial expert” who has the specific bank accounting experience to qualify, would be extremely difficult. However, the Board believes that several of our current Audit Committee members, have a level of financial literacy and familiarity with banking operations to provide strong financial guidance to the Audit Committee, with the assistance of our independent auditors.

Management has primary responsibility for Florida Business BancGroup’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Florida Business BancGroup’s in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with us. We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

This year, the Audit Committee reviewed Florida Business BancGroup’s audited financial statements as of, and for, the fiscal year ended December 31, 2003, and met with management and Florida Business BancGroup’s independent auditors to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

We have received from, and discussed with, Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Florida Business BancGroup. We also discussed with Hacker, Johnson & Smith, P.A., any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board that Florida Business BancGroup’s audited financial statements be included in our annual report on Form 10-KSB for the fiscal year ended December 31, 2003. The Audit Committee met four times in 2003. No committee member attended less than 75% of the committee meetings.

Florida Business BancGroup’s Audit Committee is comprised of Johnny R. Adcock, John C. Bierley, Frank G. Cisneros (Chair), Robert A. Monroe and Eric M. Newman, all of whom are nonemployee directors. The Board believes all of these individuals are “Independent Directors” under the National Association of Securities Dealers’ definition, as they have no relationship that would impair their ability to objectively and impartially execute their duties.

Compensation Committee- The Compensation Committee is responsible for ensuring that our compensation policies are effectively meeting their objectives. Compensation is reviewed on an annual basis, or more frequently if necessary. The Compensation Committee is comprised of Johnny R. Adcock, Lawrence H. Dimmitt, Jeff Huenink and Eiji Sadato. The Compensation Committee did not hold any meetings in 2003.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Board of Directors believes that there is a close relationship between the financial interests of our shareholders and of our officers and key employees. Our Board also believes that compensation for officers and key employees should be structured in such a way that total compensation consists of a base salary, as well as short-and long-term incentive awards. To that end, it has created a compensation program which provides for base salaries that are believed to be competitive within the industry for persons with comparable responsibilities, combined with annual cash bonuses tied to reaching specific performance goals, as well as long-term stock option awards.

Executive Base Salary

Base salaries for our executive officers are established primarily through the use of peer group salary evaluations. The Board of Directors utilizes published compensation studies with regard to compensation levels and practices of comparable commercial banks and financial institutions in order to formulate its recommendation regarding executive officer salaries. For the fiscal year ending December 31, 2003, the base salaries for Gregory W. Bryant, the President of Florida Business BancGroup and Chief Executive Officer and President of Bay Cities Bank, and Marti J. Warren, Chief Financial Officer of Florida Business BancGroup and Bay Cities Bank were established by evaluating salaries paid to executive officer with similar duties at comparable financial institutions. In 2003, Florida Business BancGroup’s executive officers, including Chief Executive Officer A. Bronson Thayer, did not receive any salary in addition to any base salaries paid by Bay Cities Bank.

Annual Cash Bonus Awards

Cash bonuses awarded to executive officers, if any, are determined annually by the Board of Directors of Bay Cities Bank and are based primarily on our financial results for that year. Objectives are established annually by the Board, and cash bonus awards are determined in relationship to achievements relative to these objectives.

Long-Term Compensation

Our long-term compensation plan is presently structured around the 2000 Key Employee Stock Compensation Program under which our employees receive options to purchase Florida Business BancGroup, Inc. common stock, and a Bay Cities Bank-owned life insurance program for certain Bay Cities Bank executive officers.

Benefits

Officers of our subsidiary, Bay Cities Bank are provided hospitalization, major medical, short- and long-term disability, dental insurance and term life insurance under group loans on generally the same terms as are offered to all full-time employees. Florida Business BancGroup does not provide these benefits for its employees.

Employment Agreement

Gregory A. Bryant entered into an employment agreement dated as of January 1, 2003, with Bay Cities Bank, pursuant to which Mr. Bryant is to serve as its Chief Executive Officer and President. The employment agreement provides for a term of two years, which each day has extended for one additional day, a minimum monthly base salary of $11,666.67. Mr. Bryant has also received options to purchase 50,000 shares of Florida Business BancGroup common stock in accordance with the terms of this agreement.

In the event of a “change of control” of Florida Business BancGroup, as defined in the employment agreement, Mr. Bryant will be entitled to give written notice to us of termination of his employment agreement if the acquiring party adversely changes the terms of his employment. In addition, if the Bank breaches the employment agreement, Mr. Bryant may terminate his employment for “good reason.” In either instance, or if the Bank terminates Mr. Bryant for reasons other than “cause” (as defined in the employment agreement), he will be entitled to receive severance payments totaling one year’s base salary. The Bank will also be obligated to maintain his benefits for that one-year period.

Simultaneously with entering into the employment agreement, Mr. Bryant and Bay Cities Bank also entered into an agreement which restricts Mr. Bryant’s ability to compete with the Bank within a 75-mile radius, solicit its customers or employees or divulge its confidential information. The duration of the non-competition and non-solicitation covenants last until one year after Mr. Bryant’s termination.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table shows compensation information regarding A. Bronson Thayer, our Chief Executive Officer, Gregory W. Bryant, our President and Chief Executive Officer and President of Bay Cities Bank, and Marti J. Warren, our Chief Financial Officer and Senior Vice President and Chief Financial Officer of Bay Cities Bank. No other executive officer received compensation at a level required to be reported herein by SEC regulations.

	ANNUAL COMPENSATION							LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options
A. Bronson Thayer Chief Executive Officer	2003 2002 2001	$	— — —	$	— — —	$	— — —	— — —
Gregory W. Bryant President & Chief Executive Officer & President of Bay Cities Bank	2003 2002 2001		$140,000 130,000 124,551		$45,000 35,000 25,000		$33,415 29,116 3,085	— 5,000 15,000
Marti J. Warren Chief Financial Officer & Chief Financial Officer & Senior Vice President of Bay Cities Bank	2003 2002 2001		$95,160 90,750 85,750		$17,500 15,000 16,000		$10,236 8,794 145	500 2,500 3,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our directors, officers and employees have banking relationships with our subsidiary, Bay Cities Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of our commons tock are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to such people, or to any of their related interests, must: (i) be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features. There is, however, an exception for loans made to such employees and does not give a preference to directors, executive officers and principal shareholders. There is also an aggregate limit of the greater of $25,000 or 5% of the amount of our subsidiary bank’s unimpaired capital and unimpaired surplus on all loans to an individual, unless the amount has been approved by the Board of Directors and the prospective borrower has abstained from participating in the voting.

There is a further exception regarding loans to executive officers of Bay Cities Bank. Executive officers are those people who participate, or who have authority to participate, in major policy making functions of the bank, regardless of their title. Bay Cities Bank may lend any otherwise permissible sum of money to an executive officer for: (i) financing the education of the officer’s children; (ii) a Board of Director’s approved first mortgage on the officer’s residence; or (iii) a loan secured by certain low-risk collateral. Bay Cities Bank may also lend up to the higher o $25,000 or 2.5% of the Bank’s unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

As of December 31, 2003, our subsidiary Bank had an aggregate total of $3,996,016 outstanding in loans and other extensions of credit to directors of Florida Business BancGroup or the Bank, executive officers and 10% or greater shareholders. In addition, Florida Business BancGroup held $710,872 of two loans guaranteed by our subsidiary Bank director Mitchell

Rice. All of the outstanding loans to directors and executive officers are performing pursuant to their terms.

In addition, we have purchased all of our commercial insurance coverage through Lykes Bros., Inc. a related business interest of our Chief Executive Officer and Chairman, A. Bronson Thayer. The total amount paid for these policies was $52,154. Furthermore, we purchased bank-owned life insurance policies and a deferred compensation package for certain of our officers through Adcock Financial Group, a related business interest of director Johnny R. Adcock. Adcock Financial Group received its usual commission from the actual service provider.

In all instances, the terms of the transactions were no less favorable to us than the terms we could have received from unrelated third parties. Also, these transactions were approved by either Florida Business BancGroup’s or Bay Cities Bank’s Board of Directors, with the related director abstaining from deliberations and voting.

PROPOSAL II

AMENDMENT OF THE

2000 KEY EMPLOYEE STOCK COMPENSATION PROGRAM

Discussion about the Amendment. Our 2000 Key Employee Stock Compensation Program (“Program”), provides for the issuance of stock options to officers and employees who are contributing significantly to the management or operation of our business as determined by the committee administering the Program. The Program was approved by our shareholders at the 2000 Annual Meeting of Shareholders.

The purpose of the Program is to advance the interest of Florida Business BancGroup by providing key employees an additional incentive and to attract additional persons of experience and ability to join our employee team in the future.

The maximum number of shares of common stock that may be issued pursuant to options granted under the current Program is 76,500. At this time, options to purchase 76,350 shares have been granted. With this proposal, the Board seeks to increase the number of reserved shares by 120,000 shares. As of the date of this Proxy Statement, and giving effect to this amendment, 196,500 total shares will be reserved for issuance under the Program. If the amendment to the Program is adopted, we have no immediate intent to grant any additional options under the Program.

As the proposed amendment will increase the number of shares of common stock available to be subject to options, shareholder approval of the amendment is required by the Program. The amendment will be approved if the votes cast in favor of the amendment exceed those cast against it.

Summary of the Program. Options granted under the Program will be exercisable in one or more installments and may be exercisable on a cumulative basis, as determined by the committee formed to administer the Program. No options may be exercised for the first year following the date the option is granted. In addition, in no case shall any options be exercisable for a term longer than 10 years, and, in the case of an employee who owns more than 10% of the combined voting power of all classes of stock of Florida Business BancGroup, the term of their option is limited to three years and the exercise price must be at least 110% of Fair Market Value.

Options are not transferable, except in the case of death. Furthermore, except for a 90 day exception in the case of death or disability, all options will terminate no later than 30 days following an optionee’s termination of employment.

Options granted under the Program may be “incentive stock options” within the meaning of the Internal Revenue Code of 1986, as amended, which are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. Options may also be “compensatory stock options” which do not give the employee certain benefits of an incentive stock option, but entitle us to a tax deduction when the options are exercised.

No monetary consideration is received by us in return for the grant of options, although consideration would be received upon the exercise of options. For financial reporting purposes, there is no charge to our income in connection with the grant or exercise of an option.

In the event Florida Business BancGroup enters into an agreement to dispose of all or substantially all of the assets or stock of Florida Business BancGroup, all options granted pursuant to the Program shall become immediately exercisable. Furthermore, in the event of a change of control, or threatened change of control, all options granted pursuant to the Program shall become immediately exercisable; provided, however, that no options shall be exercisable for a period of six months from the date of grant. The term “control” generally means the acquisition of 25% or more of the voting securities of Florida Business BancGroup by any person or group of persons acting as a group. This provision may have the effect of deterring hostile changes of control by increasing the costs of acquiring control.

The terms of the Program may be amended by the Board of Directors, except that any amendment increasing the maximum number of shares included in the Program, changing the exercise price of the options, increasing the maximum term established for any option or permitting any grant to a person who is not a full-time employee of Florida Business BancGroup or Bay Cities Bank must be approved by the shareholders.

Your Board of Directors Recommends that Shareholders Vote “FOR” theAmendment of the 2000 Key Employee Stock Compensation Program.

PROPOSAL III

RATIFICATION OF THE SELECTION OF OUR

INDEPENDENT AUDITORS FOR 2004

Following consultation with the Audit Committee, our Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. (“Hacker, Johnson”), as the independent auditors for Florida Business BancGroup for the fiscal year ending December 31, 2004. A representative form the firm is expected to be present at the Annual Meeting to make a statement and to respond to shareholder questions.

Audit Fees. The aggregate fees billed for professional services by Hacker, Johnson, in connection with the audit of the annual financial statements and the reviews of the financial statements included in our quarterly filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2002, and December 31, 2003, were $29,500 and $30,500, respectively.

Audit-Related Fees. In 2002 and 2003, Hacker, Johnson also billed Florida Business BancGroup $0 and $2,671, respectively, for fees reasonably related to the performance of its audit and reviews of financial statements. Such fees included travel and courier related fees.

Tax Fees. In 2002 and 2003, Hacker, Johnson also billed Florida Business BancGroup $4,000 and $4,500, respectively for tax compliance and advice, including the preparation of Florida Business BancGroup’s corporate tax returns.

All Other Fees. In addition to those fees described above, Hacker, Johnson also billed Florida Business BancGroup $2,200 and $1,500 in 2002 and 2003, respectively. Such fees were for ACH and Federal Home Loan Bank collateral audits.

In all instances, Hacker, Johnson’s performance of the above services was pre-approved by our Audit Committee, except for ACH and Federal Home Loan Bank collateral audits.

In order to be adopted, this item must be approved by the holders of a majority of the outstanding shares of Florida Business BancGroup’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson, our Board of Directors will consider the selection of other auditors.

Your Board of Directors Recommends that Shareholders Vote “FOR” theRatification of the Selection of Hacker, Johnson & Smith, P.A., as our Independent Auditors for the Fiscal Year Ending December 31, 2004.

PROPOSAL IV

ADJOURNMENT OF ANNUAL MEETING

We are seeking your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposal I, II or III at the Annual Meeting. In order to permit proxies that have been timely received by us to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, not notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

Your Board of Directors Recommends that Shareholders Vote “FOR” the

Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

To the best of our knowledge, during 2003, each of our directors, executive officers and beneficial owners of 10% of its common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2005 Annual Meeting, any shareholder’s proposal to take action at that meeting must be received at our corporate office at 2202 West Shore Boulevard, Suite 150, Tampa, Florida 33607, by not later than November 24, 2004. Any such proposal shall be subject to the requirements of the proxy rules (Regulation 14A) adopted under the Securities and Exchange Act of 1934.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN

ANNUAL MEETING AND SHAREHOLER NOMINATIONS

Our Bylaws provide an advance notice procedure for bringing certain business, including nominations for directors, before an Annual Meeting. For a shareholder to properly bring business before an Annual Meeting, the shareholder must give written notice to our Corporate Secretary at least ten days before the time originally fixed for such meeting.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Florida Business BancGroup. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS WHICH MAY PROPERLY COME

BEFORE THE ANNUAL MEETING

We know of no other business that will be presented for consideration at the Annual Meeting, other than those matters described in this Proxy Statement. If any other matter should properly come before the Annual Meeting, however, it is intended that the proxies solicited hereby will be voted in accordance with the judgment of the person or person voting the proxies.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2003 Form 10-KSB, which includes our audited financial statements. Form 10-KSB also serves as the Annual Report to shareholders and as Bay Cities Bank’s Annual Disclosure Statement. Additional copies of our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like an additional copy should contact: Marti J. Warren, Chief Financial Officer, Florida Business BancGroup, Inc., 2202 North West Shore Boulevard, Suite 150, Tampa, Florida 33607, telephone number (813) 281-0009.

We currently file periodic reports (including Form 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the Securities and Exchange Commission’s website: www.sec.gov. They can also be inspected and copies at the Securities and Exchange Commission’s Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. Copies of those reports may also be obtained by contacting: Marti J. Warren, Chief Financial Officer, Florida Business BancGroup, Inc.,2202 North West Shore Boulevard, Suite 150, Tampa, Florida 33607, telephone number (813) 281-0009.

FLORIDA BUSINESS BANCGROUP, INC.

March 22, 2004

REVOCABLE PROXY

FLORIDA BUSINESS BANCGROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints A. Bronson Thayer and Marti J. Warren, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Florida Business BancGroup, Inc. (“Florida BancGroup”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at The Palma Ceia Country Club, 1601 South McDill Avenue, Tampa, Florida 33629 on April 27, 2004 at 4:00 p.m., and at any and all adjournments thereof.

The undersigned shareholder of Florida BancGroup may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Florida BancGroup, delivering a duly executed proxy bearing a later date to Florida BancGroup, or by attending the Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of four Class I directors; to withhold authority for any individual nominee, strike a line through the nominee’s name.

FOR	WITHHOLD AUTHORITY
☐	☐

Johnny R. Adcock Jeff Huenink Eiji Sadato A. Bronson Thayer

PROPOSAL II: The amendment of the 2000 Key Employee Stock Compensation Program.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL III: The ratification of the selection of Hacker, Johnson & Smith, P.A. as our independent auditors in 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL IV: The adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing items.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both must sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Florida BancGroup, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated March 22, 2004, and the 2003 Annual Report on Form 10-KSB.

Signature:

Signature if held jointly:

Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.